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                                                                    EXHIBIT 23.7

                        CONSENT OF LEHMAN BROTHERS INC.

     We hereby consent to the use of our opinion letter dated January 31, 1997 to the Board of Directors of Valero Energy Corporation included as Appendix C to the Proxy Statement/Prospectus which forms a part of PG&E Corporation's Registration Statement on Form S-4 relating to the proposed Spin-Off of Valero Refining and Marketing Company from Valero Energy Corporation and the merger of Valero Energy Corporation with a subsidiary of PG&E Corporation and to the references to such opinion in such Proxy. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, no do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                                 LEHMAN BROTHERS

                                                 By: /s/ Roy W. Jageman
                                                     ------------------
                                                     Roy W. Jageman
                                                     Vice President




April, 1997